NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held
January 20, 2006
FRANKLIN COVEY CO.

You are cordially invited to attend the Annual Meeting of Shareholders of Franklin Covey Co. (the “Company”), which will be held on Friday, January 20, 2006 at 8:30 a.m., at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331 (the “Annual Meeting”), for the following purposes:

(i)
To elect three directors of the Company, each to serve a term of three years expiring at the annual meeting of shareholders of the Company to be held following the end of fiscal year 2008 and until their respective successors shall be duly elected and shall qualify;

(ii)
To consider and vote upon a proposal to ratify the amendment of the Franklin Covey Co. 1992 Stock Incentive Plan and to increase the maximum number of restricted shares, stock units, performance shares and options that may be awarded thereunder from 6,000,000 to 7,000,000;

(iii)
To consider and vote upon a proposal to ratify the amendment to the Franklin Covey Co. 2004 Non-Employee Directors’ Stock  Incentive Plan to change the amount of the annual award to participants from a fixed dollar amount to a fixed share amount;

(iv)
To consider and vote on a proposal to amend the Articles of Incorporation of the Company to modify the terms of the Series A Preferred Stock and the Series B Preferred Stock to extend the termination of the redemption period from March 8, 2006 to December 31, 2007 under specified conditions;

(v)	To consider and vote on a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending August 31, 2006;
(vi)	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on November 25, 2005, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All shareholders are urged to attend the meeting.

By Order of the Board of Directors

Robert A. Whitman Chairman of the Board of Directors
December 16, 2005

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please promptly complete, date, sign and return the enclosed proxy card without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2331

PROXY STATEMENT

Annual Meeting of Shareholders
January 20, 2006

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders of Franklin Covey Co., a Utah corporation (“Franklin Covey” or the “Company”), in connection with the solicitation by the board of directors (the “Board” or “Board of Directors”) of the Company of proxies from holders of outstanding shares of the Company’s Common Stock, $0.05 par value per share (the “Common Stock”) and outstanding shares of the Company’s Series A Preferred Stock, no par value (the “Series A Preferred Stock”) for use at the Annual Meeting of Shareholders of the Company to be held on Friday, January 20, 2006, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about December 16, 2005.

PURPOSE OF THE ANNUAL MEETING

Shareholders of the Company will consider and vote on the following proposals: (i) to elect three directors to serve for a term of three years; (ii) to consider and vote on a proposal to ratify the amendment of the Franklin Covey Co. 1992 Stock Incentive Plan and to increase the maximum number of restricted shares, stock units, performance shares and options that may be awarded thereunder from 6,000,000 to 7,000,000; (iii) to consider and vote upon a proposal to ratify the amendment to the Franklin Covey Co. 2004 Non-Employee Directors’ Stock Incentive Plan to change the amount of the annual award to participants from a fixed dollar amount to a fixed share amount; (iv) to consider and vote on a proposal to amend the Articles of Incorporation of the Company to modify the terms of the Series A Preferred Stock and the Series B Preferred Stock (the “Series B Preferred Stock”) to extend the termination of the redemption period from March 8, 2006 to December 31, 2007; (v) to consider and vote on a proposal to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accountants for the fiscal year ending August 31, 2006; (vi) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

COSTS OF SOLICITATION

The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit proxies personally or by telephone, facsimile or electronic mail. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING

The Board of Directors has fixed the close of business on November 25, 2005 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). As of the Record Date, there were issued and outstanding 20,744,725 shares of Common Stock and 1,893,781 shares of Series A Preferred Stock. The holders of record of the shares of Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The holders of record of Series A Preferred Stock on the Record Date are entitled to cast two votes for each whole share of Series A Preferred Stock they hold. In the aggregate, the holders of outstanding shares of Series A Preferred Stock are entitled to 3,787,562 votes for all of the outstanding Series A Preferred Stock. Unless otherwise indicated, the shares of Common Stock and Series A Preferred Stock vote together as a single class on all matters to be presented at the Annual Meeting. There are no shares of Series B Preferred Stock outstanding.

Proxies

Shares of Common Stock and Series A Preferred Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the three director nominees, (ii) FOR the proposal to ratify the amendment of the Franklin Covey Co. 1992 Stock Incentive Plan, (iii) FOR the proposal to ratify the amendment to the Franklin Covey Co. 2004 Non-Employee Directors’ Stock Incentive Plan, (iv) FOR the proposal to amend the Articles of Incorporation, (v) FOR the ratification of the appointment of KPMG as the Company’s independent registered public accountants for the fiscal year ending August 31, 2006. It is not anticipated that any other matters will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock or Series A Preferred Stock covered thereby in person at the Annual Meeting.

Vote Required

A majority of the votes entitled to be cast at the Annual Meeting is required for a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Holders of Common Stock and Series A Preferred Stock will vote together as a single class, unless otherwise indicated.

In the election of the directors, the three nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election for directors.

The ratification of the amendment of the Franklin Covey Co. 1992 Stock Incentive Plan, the amendment to the Franklin Covey Co. 2004 Non-Employee Directors’ Stock Incentive Plan, and the ratification of the appointment of KPMG as the Company’s independent registered public accountants requires that the number of votes cast in favor of the proposals exceed the number of votes cast in opposition. Abstentions and broker non-votes will not affect the outcome of these proposals.

The approval of the amendment to the Articles of Incorporation of the Company requires the affirmative vote of the holders of a majority of the outstanding Series A Preferred Stock voting as a separate class, a majority of the votes cast by the holders of the Common Stock and the Series A Preferred Stock voting together as a single class, and a majority of the votes cast by the holders of the Common Stock voting as a separate class. Abstentions and broker non-votes will not affect the outcome, except in the vote of the Series A Preferred as a separate class, where they will have the same effect as a no vote.

TO APPROVE THE ELECTION OF THE THREE NOMINEES AS DIRECTORS

The Company’s Bylaws provide that the directors of the Company shall be divided into three classes in respect of term of office, each class to consist as near as may be of one-third of the total number of directors serving on the Board and one class of directors to be elected at each annual meeting of the shareholders for a term of three years. Because Hyrum W. Smith and Brian A. Krisak, who were members of the same class of directors, both resigned from the Board of Directors last year, the classes of directors have become unbalanced as follows:

(i)
Four directors (Clayton Christensen, Robert H. Daines, E. J. “Jake” Garn and Donald J. McNamara) are currently serving terms which expire at the annual meeting of the Company’s shareholders to be held following the end of fiscal year 2007.

(ii)
Three directors (Joel C. Peterson, E. Kay Stepp and Robert A. Whitman) are serving terms which expire at the annual meeting of the Company’s shareholders to be held following the end of fiscal year 2006.

(iii)
Two directors (Stephen R. Covey and Dennis G. Heiner) are currently serving terms which expire at the upcoming annual meeting of the Company’s shareholders to be held following the end of fiscal year 2005.

In order to rebalance the classes of directors serving on the Board, three directors are to be elected at the Annual Meeting to serve a three-year term expiring at the annual meeting of shareholders to be held following the end of fiscal year 2008 and until their successors shall be duly elected and qualified. Unless the shareholder indicates otherwise, the accompanying proxy will be voted in favor of the following persons: Stephen R. Covey, Robert H. Daines and Dennis G. Heiner. As stated above, Robert H. Daines was elected last year and is currently serving a term that expires at the shareholders meeting after the fiscal 2007 year. In an effort to maintain balance and comply with the Bylaws of the Company, Robert H. Daines was asked to seek election again this year which will effectively add one more year to his term if approved by the shareholders. Thereafter, Mr. Daines would continue to serve in the class of directors being elected at the current Annual Meeting. If Mr. Daines were not elected at the Annual Meeting, he would continue to serve the remainder of his current term, until the annual meeting of the Company’s shareholders to be held following the end of fiscal year 2007. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The three nominees receiving the highest number of votes at the Annual Meeting will be elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE THREE NOMINEES TO THE BOARD OF DIRECTORS.

Nominees for Election to the Board of Directors

Certain information with respect to the nominees is set forth below.

Stephen R. Covey, 73, has been Vice Chairman of the Board of Directors since June 1999. Dr. Covey served as Co-Chairman of the Board of Directors from May 1997 to June 1999. Dr. Covey founded Covey Leadership Center (“Covey”) and served as its Chief Executive Officer and Chairman of the Board from 1980 to 1997. Dr. Covey received his MBA degree from Harvard Business School and his doctorate from Brigham Young University, where he was a professor of organizational behavior and business management from 1957 to 1983, except for periods in which he was on leave from teaching, and served as Assistant to the President and Director of University Relations. Dr. Covey is the author of several acclaimed books, including The 7 Habits of Highly Effective People, Principle-Centered Leadership, The 7 Habits of Highly Effective Families, and Living the 7 Habits: Stories of Courage and Inspiration, and is the co-author of First Things First. His latest book, The 8th Habit: From Effectiveness to Greatness, was released in November 2004. He is also a director of Points of Light foundation and a fellow of the Center for Organizational and Technological Advancement at Virginia Tech.

Robert H. Daines, 71, has been a director of the Company since April 1990. Dr. Daines is an Emeritus Driggs Professor of Strategic Management at Brigham Young University, where he was employed for 44 years. While employed by Brigham Young University, Dr. Daines taught courses in finance, strategic financial management and advanced financial management. During that time, Dr. Daines also taught financial strategy and management controls courses for corporations such as Chase Manhattan Bank, Bank of America and British Petroleum. He also co-authored the finance textbook Strategic Financial Management, published by Irwin as well as several articles and cases. Additionally, Dr. Daines served as a consultant to Aetna Life and Casualty where he managed their treasury services including cash management, accounting controls and financial policies and procedures. Dr. Daines also currently serves on the board of directors for Volvo Commercial Credit Corporation. Dr. Daines received his MBA from Stanford and his DBA from Indiana University.

Dennis G. Heiner, 62, was appointed as a director of the Company in January 1997. Mr. Heiner has served as President and Chief Executive Officer of Werner Co., a leading manufacturer of climbing products and aluminum extrusions, since 1999. Prior to joining Werner, he was employed by Black & Decker Corporation from 1985 to 1999 where he served as Executive Vice President and President of the Security Hardware Group, a world leader in residential door hardware.

Directors Who's Terms of Office Continue

In addition to the directors to be elected at the Annual Meeting, the directors named below will continue to serve their respective terms of office as indicated. Joel C. Peterson, E. Kay Stepp and Robert A. Whitman are currently serving terms which expire at the annual meeting of the Company’s shareholders to be held following the end of fiscal year 2006. Clayton Christensen, E. J. “Jake” Garn and Donald J. McNamara are currently serving terms which expire at the annual meeting of the Company’s shareholders to be held following the end of fiscal year 2007.

Clayton Christensen, 53, was appointed as a director of the Company in March 2004 and began his service in July 2004. Dr. Christensen is the Robert and Jane Cizik Professor of Business Administration at the Harvard Business School where he has been a faculty member since 1992. His research and teaching interests center on the management issues related to the development and commercialization of business model innovation and technology. His specific area of focus is in developing organizational capabilities. Dr. Christensen was a Rhodes Scholar and received his Masters of Philosophy degree from Oxford and his MBA and DBA from the Harvard Business School. He also served as President and Chairman of Ceramics Process Systems from 1984 to 1989. From 1979 to 1984 he worked as a consultant and project manager for the Boston Consulting Group.

E. J. “Jake” Garn, 73, was elected to serve as a director of the Company in January 1993. Mr. Garn is a self-employed consultant. From December 1974 to January 1993, Mr. Garn was a United States Senator from the State of Utah. During his term in the Senate, Mr. Garn served six years as Chairman of the Senate Banking, Housing and Urban Affairs Committee and served on the Appropriations, Energy and Natural Resources, and Senate Rules Committees. Prior to his election to the Senate, Mr. Garn served as Mayor of Salt Lake City, Utah, from January 1972 to December 1974. Mr. Garn also currently serves as a director of Morgan Stanley Funds (NYSE), Nu Skin Enterprises, Inc. (NYSE) and BMW Bank, NA (NASDAQ), and is a member of the Board of Trustees of Intermountain Health Care.

Donald J. McNamara, 52, was appointed to serve as a director of the Company in June 1999. Mr. McNamara is the founder of The Hampstead Group, L.L.C. (“The Hampstead Group”), a privately held equity investment firm based in Dallas, Texas, and has served as its Chairman since its inception in 1989. He currently serves as Chairman of the Board of Directors of FelCor Lodging Trust, a NYSE listed hotel REIT. He received his undergraduate degree from Virginia Tech and his MBA in 1978 from Harvard University. The Hampstead Group is the sponsor of Knowledge Capital, and Mr. McNamara serves as a designee of Knowledge Capital.

Joel C. Peterson, 58, has been a director of the Company since May 1997. Mr. Peterson served as a director of Covey from 1993 to 1997 and as Vice Chairman of Covey from 1994 to 1997. Mr. Peterson founded Peterson Partners LP, and its predecessor Private Equity Investment
Enterprises, a privately-held equity investment firm in 1996 and has served as its Founding Partner from its inception. Mr. Peterson also has taught MBA courses at Stanford Business School since 1992. Mr. Peterson also serves on the boards of directors of Asurion and JetBlue Airways Corporation (NASDAQ). Mr. Peterson earned his MBA from Harvard Business School.

E. Kay Stepp, 60, has been a director of the Company since May 1997. Ms. Stepp served as a director of Covey from 1992 to 1997. Ms. Stepp is the chairperson of the board of Providence Health System, and is the former President and Chief Operating Officer of Portland General Electric, an electric utility. Ms. Stepp is also currently a director of StanCorp Financial Group (NYSE) and Planar Systems, Inc. (NASDAQ). She formerly was principal of Executive Solutions, an executive coaching firm, and was a director of the Federal Reserve Bank of San Francisco. She received her Bachelor of Arts degree from Stanford University and a Master of Arts in Management from the University of Portland and attended the Stanford Executive Program and the University of Michigan Executive Program.

Robert A. Whitman, 52, has been a director of the Company since May 1997 and has served as Chairman of the Board of Directors since June 1999 and President and Chief Executive Officer of the Company since January 2000. Mr. Whitman served as a director of Covey from 1994 to 1997. Prior to joining the Company, Mr. Whitman served as President and Co-Chief Executive Officer of The Hampstead Group from 1992 to 2000. Mr. Whitman received his Bachelor of Arts degree in Finance from the University of Utah and his MBA from Harvard Business School.

AFFIRMATIVE DETERMINATION REGARDING BOARD INDEPENDENCE

The Board of Directors has determined each of the following directors to be an “independent director” under the listing standards of the New York Stock Exchange (the “NYSE”): Clayton Christensen, Robert H. Daines, Jake Garn, Dennis G. Heiner, Joel C. Peterson and E. Kay Stepp.

In assessing the independence of the directors, the Board of Directors determines whether or not any director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors considers all relevant facts and circumstances in making independence determinations, including the director independence standards adopted by the Board of Directors.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

During the 2005 fiscal year, there were five meetings held by the Board of Directors of the Company. All directors attended more than 75 percent of the Board meetings. No director attended fewer than 75 percent of the total number of meetings of the committees on which he or she served. Although the Company encourages Board members to attend its annual meetings of shareholders, it does not have a formal policy regarding director attendance at annual shareholder meetings. There were two members of the Board of Directors in attendance at the annual meeting of shareholders held in calendar 2005.

The non-management directors meet regularly in executive sessions, as needed, without the management directors or other members of management. Joel C. Peterson, chairperson of the Nominating and Corporate Governance Committee and the Lead Independent Director, generally presides over these meetings.

The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee (the “Nominating Committee”), and an Organization and Compensation Committee (the “Compensation Committee”). The members of the Audit Committee are Messrs. Jake Garn, Chairperson, Robert H. Daines and Joel C. Peterson. The Nominating Committee consists of Messrs. Joel C. Peterson, Chairperson, Robert H. Daines and Ms. E. Kay Stepp. The Compensation Committee consists of Ms. E. Kay Stepp, Chairperson, and Messrs. Dennis G. Heiner and Robert H. Daines. The Board of Directors has adopted a written charter for each of the committees.

These charters are available at the Company’s website at www.franklincovey.com. In addition, shareholders may obtain a printed copy of any of these charters by making a written request to Investor Relations, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331.

The Audit Committee functions on behalf of the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and met six times during the 2005 fiscal year. Its functions are: (i) to review and approve the selection of, and all services performed by, the Company’s independent registered public accountants; (ii) to review the Company’s internal controls and audit functions; and (iii) to review and report to the Board of Directors with respect to the scope of internal and external audit procedures, accounting practices and internal accounting, and financial and risk controls of the Company. Each of the members of the Audit Committee is independent as described under NYSE rules. The Board of Directors has determined that one of the Audit Committee members, Robert Daines, is a “financial expert” as defined in Item 401(h) of Regulation S-K.

The Nominating Committee met three times during the 2005 fiscal year. The Nominating Committee assists the Board of Directors by: (i) identifying individuals who are qualified and willing to become Board members; (ii) recommending that the Board nominate as many identified individuals as needed for appointment as a director for each annual Company shareholder meeting; (iii) ensuring that the Audit Committee, the Compensation Committee, and the Nominating Committees of the Board are comprised of qualified and experienced “independent” directors; (iv) developing and recommending succession plans for the Chief Executive Officer; and (v) developing corporate governance policies and procedures applicable to the Company and recommending that the Board adopt said policies and procedures. All of the members of the Nominating Committee are “independent” as described under NYSE rules.

The Compensation Committee met five times during the 2005 fiscal year. Its functions are: (i) to review, and make recommendations to the Board of Directors regarding the salaries, bonuses and other compensation of the Company’s Chairman of the Board and executive officers; and (ii) to review and administer any stock option plan, stock purchase plan, stock award plan and employee benefit plan or arrangement established by the Board of Directors for the benefit of the executive officers, employees and the independent directors of the Company. All of the Compensation Committee members are “independent” as described under NYSE rules.

OUR DIRECTOR NOMINATION PROCESS

As indicated above, the Nominating Committee of the Board of Directors oversees the director nomination process. This committee is responsible for identifying and evaluating candidates for membership on the Board of Directors and recommending to the Board of Directors nominees to stand for election. Each candidate to serve on the Board of Directors must meet the expectations for directors set out in the Corporate Governance Guidelines approved by the Board of Directors. In addition to the qualifications set forth in the Corporate Governance Guidelines, nominees for Director will be selected on the basis of such attributes as their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and the likelihood that he or she will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences. Accordingly, the Board will consider factors such as global experience, experience as a director of a large public company and knowledge of particular industries.

Although not an automatically disqualifying factor, the inability of a candidate to meet independence standards of the NYSE will weigh negatively in any assessment of a candidate’s suitability, as will a candidate’s service on a number of boards exceeding the standards contained in the Company’s Corporate Governance Guidelines.

The Committee intends to use a variety of means of identifying nominees for director, including outside search firms and recommendations from current Board members and from shareholders. In determining whether to nominate a candidate, the Committee will consider the current composition and capabilities of serving Board members, as well as additional capabilities considered necessary or desirable in light of existing Company needs and then assess the need for new or additional members to provide those capabilities.

Unless well known to one or more members of the Committee, normally at least one member of the Committee will interview a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and capabilities for Board membership.

Shareholder Nominations

The Nominating Committee, which is responsible for the nomination of candidates for appointment or election of the Board of Directors, will consider, but shall not be required to nominate, candidates recommended by the Company’s shareholders who beneficially own at the time of the recommendation not less than one percent of the Company’s outstanding stock (“Qualifying Shareholders”).

Generally speaking, the manner in which the Nominating Committee evaluates nominees for director recommended by a Qualifying Shareholder will be the same as that for nominees from other sources. However, the Nominating Committee will seek and consider information concerning the relationship between a Qualifying Shareholder’s nominee and that Qualifying Shareholder to determine whether the nominee can effectively represent the interests of all shareholders.

Qualifying Shareholders wishing to make such recommendations to the Nominating Committee for its consideration may do so by submitting a written recommendation, including detailed information on the proposed candidate, including education, professional experience and expertise, via mail addressed as follows:

c/o Stephen D. Young, Corporate Secretary, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331

Contractual Rights of Knowledge Capital to Designate Nominees

Currently, under the Stockholders Agreement dated June 2, 1999 between the Company and Knowledge Capital, the Company is obligated to nominate three designees of Knowledge Capital for election to the Board of Directors, including the Chairman of the Board of Directors, and all such designees must be nominated to be elected in different classes. Currently, only one designee of Knowledge Capital is a member of the Board of Directors, Donald J. McNamara. Upon the mutual agreement of the Company and Knowledge Capital, Robert A. Whitman, the Chairman of the Board of Directors, does not currently serve as a designee of Knowledge Capital. The Company is obligated at each meeting of the shareholders of the Company at which directors are elected to cause the Knowledge Capital designees to be nominated for election and will solicit proxies in favor of such nominees and vote all management proxies in favor of such nominees except for proxies that specifically indicate to the contrary.

The Stockholders Agreement also provides that the Company is obligated to ensure that at least one designee of Knowledge Capital is a member of all committees of the Board other than the Nominating Committee. No designee of Knowledge Capital currently serves on any committee of the Board. Knowledge Capital is not currently exercising their rights of additional designees, other than Mr. McNamara, and committee membership under the Stockholders Agreement and we do not anticipate that they will do so in the foreseeable future.

COMMUNICATIONS WITH DIRECTORS

Shareholders or other interested parties wishing to communicate with the Board of Directors, the non-management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group, c/o Steven D. Young, Corporate Secretary, Franklin Covey Co., 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331 or by using the Company’s website at www.franklincovey.com. All such communications will initially be received and processed by the office of the Corporate Secretary. The Secretary or Assistant Secretary will initially review such correspondence and either (i) immediately forward the correspondence to the indicated director and to the Chair of the Nominating Committee, or (ii) hold for review for before or after the next regular meeting of the Board of Directors.

DIRECTOR COMPENSATION

Messrs. Robert A. Whitman, Donald J. McNamara and Stephen R. Covey do not currently receive compensation for Board or committee meetings. The remaining directors are paid as follows:

●	Each Board member is paid an annual retainer of $30,000 paid quarterly for service on the Board and attending Board meetings;
●	Each Board member is paid an additional annual retainer of $7,000 for service on each committee that they serve in lieu of committee meeting fees;
●	Committee chairpersons are paid an additional annual retainer of $5,000 for the Audit and Compensation committees and $3,000 for all other committees;
●
On shareholder ratification of the amendment to the Franklin Covey Co. 2004 Non-Employee Directors’ Stock Incentive Plan, each non-employee Board member will receive an annual grant of a restricted stock award of 4,500 shares which vests over a 3-year term. If such amendment is not approved by the shareholders, each non-employee director will receive an annual grant of the restricted stock award with a fair market value of $27,500;

●	Directors are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.

EXECUTIVE OFFICERS

In addition to Mr. Whitman, certain information is furnished with respect to the following executive officers of the Company:

Robert W. Bennett, Jr., 49, has been President of the Organizational Solutions Business Unit of the Company since July 2002. Mr. Bennett joined the Company in February 2000 as Vice President of Sales and later served as Senior Vice President of Global Sales and Delivery. Prior to joining the Company, Mr. Bennett served as President of PowerQuest from 1998 to 2000 and as General Manager and President of Folio from 1993 to 1998. Mr. Bennett has 24 years of sales and sales management experience with Fortune 500 companies including IBM. Mr. Bennett earned his Bachelor of Arts in Government and Law from Lafayette College in Pennsylvania.

Sarah Merz, 41, has been President and General Manager of the Consumer and Small Business Unit since October 2003. Ms. Merz joined the Company in May 2000 as Vice President of Marketing. Prior to joining the Company, Ms. Merz was a Partner and co-owner of Kannon Consulting, Inc. and an associate for Booz, Allen & Hamilton, where she created marketing strategies for Fortune 100 businesses throughout the U.S. as well as major corporations overseas. Ms. Merz also served as Vice President of International Sales and Business Development for Revell-Monogram, Inc. Ms. Merz received an MBA with honors from Northwestern’s Kellogg Graduate School of Management and earned her Bachelor of Arts with honors in Economics from the University of Chicago.

Stephen D. Young, 52, joined the Company as Senior Vice President of Finance, was appointed Chief Accounting Officer and Controller in January 2001, Chief Financial Officer in November 2002 and Corporate Secretary in March 2005. Prior to joining the Company he served as Senior Vice-President of Finance, Chief Financial Officer and director of international operations for Weider Nutrition for seven years. Mr. Young has 25 years of accounting and management experience. Mr. Young is a CPA and holds a Bachelor of Science in Accounting degree from Brigham Young University.

EXECUTIVE COMPENSATION

The compensation of Robert A. Whitman, the Company’s Chairman, President and Chief Executive Officer, and the other named executive officers listed below (collectively, the “Named Executive Officers”) at August 31, 2005, the most recent fiscal year end, is shown below.

Summary Compensation Table

	Annual Compensation				Long Term Compensation Awards
Name and Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Unvested Stock Awards ($)(2)	Fully Vested Stock Award ($)(3)	Securities Underlying Options/SARs (#)(4)	All Other Compensation ($)(5)

Robert A. Whitman (6)	2005	500,000	728,000	194,400	486,000	403,920	-	-
Chairman, President and	2004	500,004	281,250	5,041	-		-	-
Chief Executive Officer	2003	-	-	-	-		-	-

Robert William Bennett, Jr.	2005	250,000	241,865	30,442			-	9,419
President Organizational	2004	250,000	126,875	1,957	143,325		-	7,987
Solutions Business Unit	2003	250,000	110,962	1,644	-		-	6,798

Sarah Merz	2005	250,000	271,250	1,005	-		-	7,791
President Consumer and	2004	226,154	98,438	58,691	143,325		50,000	8,569
Small Business Unit	2003	130,000	11,070	-	-		-	3,705

Stephen D. Young	2005	222,115	149,167	19,090	-		-	6,342
Senior Vice President	2004	221,154	86,875	53,280	128,993		-	8,352
Chief Financial Officer	2003	200,000	36,250	-	-		-	5,921

Former Executive
Val John Christensen (7)	2005	186,923	75,000	76,451			-	903,617
	2004	300,000	150,000	1,590	143,325		-	6,150
	2003	300,000	150,000	1,456	-		-	7,500

(1)	Other amounts relate to miscellaneous benefits paid during the year and reimbursement of taxes that were paid during the year.
(2)
Restricted stock awards vest in full five years from the date of grant. Vesting may occur earlier, either partially or in full, if certain financial targets are met. Holders of restricted shares are entitled to vote the shares. Value was determined by the market price on the grant date.

(3)	Mr. Whitman was granted 187,000 shares of fully vested common stock. Value was determined by the market price on the grant date.
(4)
Amounts shown reflect options granted to the Named Executive Officers pursuant to the Franklin Covey 1992 Stock Incentive Plan (the “Incentive Plan”). As of August 31, 2005, the Company had not granted any stock appreciation rights.

(5)	Amounts shown reflect contributions made by the Company for the benefit of the Named Executive Officers under the Franklin Covey 401(k) Profit Sharing Plan.
(6)	Mr. Whitman did not accept a base salary or bonus compensation from May 2001 through August 2003.
(7)
All other compensation includes $3,617 of contributions made by the Company to the Franklin Covey 401(k) Profit Sharing Plan for Mr. Christensen and $900,000 of severance payments paid to Mr. Christensen.

Equity Compensation Plan Information

The Company has not issued options with an exercise price less than the market price since 1992. The following table sets forth information as of August 31, 2005.

	[a]	[b]	[c]
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
	(in thousands)		(in thousands)
Equity compensation plans approved by security holders (1)	2,677	$11.57	994
Equity compensation plans not approved by security holders (2)	18	$2.78	None

(1)	Includes 409,295 unvested restricted stock awards which were valued at the August 31, 2005 closing Common Stock price of $7.00 per share.
(2)	Shares in the equity compensation plans not approved by security holders consist of options issued to employees from principal shareholders of the Company.

Employment Agreements

The Company does not have an employment agreement with any of its Named Executive Officers, including Robert A. Whitman, the President, Chief Executive Officer and Chairman of the Board. As described in detail in the Organization and Compensation Committee Report, Mr. Whitman’s employment agreement was cancelled, at his request, effective December 8, 2004.

Compensation Committee Report

The following report was prepared by the Compensation Committee, which administers all elements of the Company’s executive compensation program, including the Incentive Plan. The Compensation Committee has responsibility for all compensation-related matters, including equity awards, for Robert A. Whitman, the Company’s Chairman, President and Chief Executive Officer. It also determines any equity awards under the Incentive Plan for all other executive officers; Mr. Whitman determines the amount of cash compensation for the other executive officers. The Compensation Committee reports at least annually to the full Board on the Company’s executive compensation program. The Compensation’s Committee’s charter can be found at www.franklincovey.com.

Compensation Committee Membership and Process. Members of the Compensation Committee are composed of independent directors who are not employees of the Company or its subsidiaries. For fiscal year 2005 the members of the Compensation Committee were E. Kay Stepp, who serves as Chairperson, Robert H. Daines and Dennis G. Heiner. None of the Compensation Committee members has any material business relationships with the Company.

The Compensation Committee held five meetings during fiscal year 2005. The Compensation Committee regularly meets without any employees present to discuss executive compensation matters, including Mr. Whitman’s compensation package. The Compensation Committee has retained the services of an independent compensation consulting firm to assist with executive compensation program design, calibrating the program to Company performance and the competitive market, and monitoring program effectiveness. The Compensation Committee has the authority to determine the scope of the consulting firm’s services and retains the right to terminate the consultant’s contract at any time.

The Compensation Committee’s report on executive compensation matters includes a description of the program for fiscal year 2005, as well as material actions taken in early fiscal 2006.

Annual Chief Executive Officer Performance Review. Mr. Whitman has served as Chairman of the Board of Directors since June 1999 and President and Chief Executive Officer of the Company since January 2000. The Compensation Committee has identified specific criteria for evaluating Mr. Whitman’s performance to be considered in addition to the Company’s financial results. The criteria include specific leadership competencies, specific competencies related to the role of the Chief Executive Officer, and specific non-financial business objectives. The Chair of the Compensation Committee annually surveys board members and executive management and reports her findings on each objective to Mr. Whitman, the Compensation Committee and the Board of Directors.

Executive Compensation Philosophy. The Compensation Committee established an executive compensation strategy and structure based on the following principles:

●
Compensation should reward successful execution of the business strategy. Therefore, the executive compensation program should be both aligned with achieving the Company’s strategic business plan and directly related to Company performance;

●
Company success depends on teamwork from the executive level down through the organization. Therefore, the compensation program should be designed to promote shared destiny and reward entity/team success, not just individual effort;

●
A critical objective must be to attract and retain qualified executive talent. Successful execution of the business strategy necessitates keeping the Company’s management team in place and focused on business goals. Therefore, the Company’s program must be competitive and equity awards granted with vesting schedules designed to promote retention;

●
Franklin Covey pays for performance. Executives - who have the greatest direct influence on organizational performance - should have the greatest portion of their compensation at risk. Therefore, executives are held accountable through the compensation program for organizational performance;

●	Executive pay should be aligned with the interests of shareholders. Equity is used to reward executives for creating shareholder value over a several year horizon.

Section 162(m) Implications for Executive Compensation. It is the responsibility of the Committee to address the issues raised by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which makes certain "non-performance-based" compensation to certain executives of the Company in excess of $1,000,000 non-deductible to the Company. To qualify as "performance-based" under Section 162(m), compensation payments must be determined pursuant to a plan, by a committee of at least two "outside" directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the outside directors or the Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded.

The Committee, in planning for the future of the Company, has considered the impact of Section 162(m) and has taken several steps to minimize its effect to the extent practicable while maintaining competitive compensation practices. The Committee will continue to examine the effects of Section 162(m), to monitor the level of compensation paid to the Company's executive officers and take appropriate action in response to the provisions of Section 162(m) to the extent practicable while maintaining competitive compensation practices.

Fiscal 2005 Compensation Program. In fiscal 2005, the Compensation Committee worked with its independent consultant and outside legal counsel to further align the compensation program with the executive compensation philosophy and the changing competitive marketplace. Taking into account emerging financial accounting changes, the evolving expectations of shareholders, market trends and improved Company performance, the Compensation Committee adopted in fiscal 2005 a new long-term incentive strategy using performance-contingent restricted shares combined with a cash incentive.

The restricted shares issued to executive officers, pursuant to the Incentive Plan, vest over a five-year period if the executive remains employed by the Company. Vesting was accelerated 50 percent during fiscal 2005 due to the Company achieving specific financial performance objectives. If specific financial goals are met for fiscal 2006 and 2007, all remaining unvested shares, if any, shall vest. If an executive officer’s employment terminates prior to vesting, the officer generally forfeits all restricted shares that have not yet vested.

As shown in the Summary Compensation Table, a supplemental cash incentive was paid to those executives who chose, pursuant to Section 83(b) of the Internal Revenue Code, to be taxed immediately on the restricted share grant.

In addition to assessing the long-term component, the Compensation Committee also reviewed the salary and annual incentive program for the executive officers. The Compensation Committee found the program to be generally well-aligned with market practice.

The Company’s financial performance was substantially improved for fiscal 2005. Annual cash incentives were paid to the management team at approximately 150 percent of their incentive targets, reflecting performance against pre-determined goals.

Mr. Whitman’s Compensation.  On September 1, 2000, the Company entered into an employment agreement with Robert A. Whitman as President and Chief Executive Officer of the Company (the “Employment Agreement”). Although the Employment Agreement’s term extended through August 31, 2007, Mr. Whitman requested that the Employment Agreement be cancelled in order to create parity between himself and other executive officers and to enhance his working partnership with the Board. The Board agreed to Mr. Whitman’s request and the Employment Agreement was cancelled effective December 8, 2004. Mr. Whitman continues to serve as Chairman of the Board, President and Chief Executive Officer of the Company at the will and pleasure of the Board, on such terms and conditions as the Board and Mr. Whitman from time-to-time agree, consistent with the Company’s Bylaws.

As previously reported by the Compensation Committee, Mr. Whitman had elected to forego receipt of any cash compensation from the Company from May 1, 2001 through August 31, 2003 (the “Forgone Compensation”) despite having performed all of his duties and responsibilities contemplated for such period under the terms of the Employment Agreement. In connection with his cancellation of the Employment Agreement, Mr. Whitman has confirmed in writing that he unconditionally forever waives, and releases the Company from, any and all claims, rights or demands he has or may have to the Forgone Compensation.

The Compensation Committee noted that Mr. Whitman gave up valuable rights under the Employment Agreement, including severance, compensation in the event of a change in control, and life insurance and disability benefits. Having evaluated the significant cost of these benefits to the Company, the Compensation Committee believed that it was in the shareholders’ interest to accept Mr. Whitman’s voluntary cancellation of the Employment Agreement. In consideration of the Company’s substantially improved financial performance under Mr. Whitman’s leadership, Mr. Whitman’s Foregone Compensation and the cancellation of the Employment Agreement, the Compensation Committee approved the following compensation program for Mr. Whitman:

Cash Compensation. For fiscal year 2006, the Compensation Committee agreed to continue Mr. Whitman’s base salary at $500,000. His target annual incentive for achieving predetermined Company financial and operation goals will also remain at $500,000.

Stock Awards. In fiscal year 2005, Pursuant to the Incentive Plan, the Compensation Committee awarded Mr. Whitman 187,000 shares of Company stock that were immediately vested. In addition, the Compensation Committee granted Mr. Whitman 225,000 shares of restricted stock that vest over five years, subject to earlier vesting on the same terms and conditions as described above for the restricted shares granted to the other executive officers in fiscal 2004, including the supplemental cash incentive. During the 2005 fiscal year, 50 percent of these shares vested as a result of the Company meeting financial goals and achieving specific financial performance objectives.

In fiscal year 2006, the Compensation Committee has decided to use Performance Share awards as part of its long term incentive plan. The Performance Shares, which are discussed in further detail in the amendment of the Incentive Plan proposal that is being presented to shareholders for approval in this proxy statement, would be awarded to Mr. Whitman and other executive officers with a three-year vesting period. The number of shares shall be determined based upon the performance of the Company during the three following fiscal years. The Board has establish the matrix of business performance and financial objectives, including a combination of revenue growth and operating margin, that will determine the number of shares that will be awarded at the end of the three-year term.

Option Acceleration. On September 1, 2000, the Company granted Mr. Whitman the option to purchase 1,602,000 shares of Company stock at an exercise price of $14.00 per share. The option was structured to vest over seven years unless specified stock price hurdles were achieved that accelerated the vesting. In connection with the cancellation of Mr. Whitman’s Employment Agreement, the Compensation Committee determined to fully accelerate the vesting of the option. At the time of the option grant, there was no compensation expense recorded in the income statement. Accelerating the vesting of the option accelerated the recognition of the remaining pro forma expense in fiscal 2005 which totaled $1.9 million. In addition to accelerating the option, it will remain exercisable for its full ten-year term regardless of Mr. Whitman’s earlier termination of employment, death or disability.

Life Insurance and Long Term Disability Benefits. Mr. Whitman’s Employment Agreement provided for the Company to pay $2,500,000 in the event of his death or disability. The Compensation Committee determined that it would be more cost effective for the Company and tax-effective for Mr. Whitman to restructure the Company’s obligation. Therefore, the Compensation Committee agreed that the Company would procure, at its expense, a portable 20-year level term life insurance policy on Mr. Whitman’s life with a death benefit of $2,500,000. The Company will also provide Mr. Whitman with sufficient funds to enable him to procure long term disability insurance which, combined with the Company’s current group policy, provides, in aggregate, monthly long term disability benefits equal to 75 percent of his fiscal 2005 target cash compensation.

Severance and Change in Control Benefits. During fiscal 2005, the Compensation Committee decided to establish a new executive severance compensation policy as well as a new change in control severance compensation policy for all executive officers, including Mr. Whitman. The Board, acting on the Committee's recommendation, adopted the Franklin Covey Co. Severance Compensation Policy and the Franklin Covey Co. Change in Control Severance Compensation Policy. The Severance Compensation Policy entitles an executive officer or key employee to receive in the event of involuntary employment termination without just cause, an amount equal to his or her current annual total target compensation. Pursuant to the Change in Control Severance Policy, in the event an executive officer’s or key employee’s employment were terminated, without good reason, and as the result of a change in control of the Company, as defined in the policy, the executive officer would be entitled to receive a lump sum cash payment in an amount equal to two times his or her current target compensation, while a key employee would be entitled to receive an amount equal to his or her current annual target compensation. Executive Officers and key employees would also be entitled to reimbursement for the payment of premiums to secure continuation coverage pursuant to Section 4980B of the Code (or any successor provision thereto) under the Company’s medical, dental and other group health plans, and would be entitled have immediately vested, as of his or her employment termination date, all Awards granted by the Company which at that time are not yet vested according to their terms.

Mr. Whitman’s Fiscal 2005 Compensation. The Compensation Committee determined to continue Mr. Whitman’s base salary at the previous annual rate of $500,000 in fiscal 2005. Mr. Whitman was also entitled to receive a performance bonus of $728,000 based on the Company’s exceeding performance objectives determined by the Compensation Committee. As a result of the Company’s financial performance and achieving performance substantially greater than the targeted goals, Mr. Whitman received 146 percent of his targeted annual incentive of $500,000. As previously described above, Mr. Whitman also received equity awards of 187,000 shares of the Company’s stock, fully vested, and 225,000 restricted shares of the Company’s stock.

Stock Program. As of August 31, 2005, executive officers held incentive stock options to purchase an aggregate of 1,737,000 shares of Common Stock granted under the direction of the Compensation Committee pursuant to the Incentive Plan since its inception in 1992 and the Non-Qualified Executive Stock Option Plan of 2000. Of those options, 1,669,500 are currently exercisable as of the end of fiscal 2005. The Incentive plan provides multiple vehicles for making equity awards to executive officers, including incentive stock options, non-qualified stock options, stock appreciation rights and restricted share awards.

Other Compensation Plans. The Company has a number of other broad-based employee benefit plans in which executive officers participate on the same terms as other employees meeting the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans. These include (i) the Company’s cafeteria plan administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended (“the Code”); (ii) the Company’s 401K plan, pursuant to which the Company makes matching contributions; and (iii) the Company’s Employee Stock Purchase Plan implemented and administered pursuant to Section 423 of the Code.

Respectfully submitted,
E. Kay Stepp Robert H. Daines Dennis G. Heiner

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries. The Company is not aware of any Compensation Committee interlocks.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total shareholder return indexed to August 31, 2000, calculated on a dividend reinvested basis, for the five fiscal years ended August 31, 2005, for the Common Stock, the S&P 600 SmallCap Index and the S&P Diversified Commercial Services Index. The Company was previously included in the S&P 600 SmallCap Index and was assigned to the S&P Diversified Commercial Services Index within the S&P 600 SmallCap Index. The Company believes that if it were included in an index it would be included in the indices where it was previously listed. The Diversified Commercial Services Index consists of 18 companies similar in size and nature to Franklin Covey. The Company is no longer a part of the S&P 600 SmallCap Index but believes that the S&P 600 SmallCap Index and the Diversified Commercial Services Index continues to provide appropriate benchmarks with which to compare the Company’s stock performance.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information as of November 25, 2005, with respect to the beneficial ownership of shares of Common Stock and Series A Preferred Stock by each person known by the Company to be the beneficial owner of more than five percent of Common Stock or Series A Preferred Stock, by each director, by the Named Executive Officers and by all directors and officers as a group. Unless noted otherwise, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed without taking into account treasury shares held by the Company and are based on 20,744,725 shares of Common Stock and 1,893,781 shares of Series A Preferred Stock outstanding as of November 25, 2005. There are no shares of Series B Preferred Stock outstanding. The shares of Series A Preferred Stock are entitled to two votes for each whole share on all matters on which the Common Stock and Series A Preferred Stock vote as a single class.

	Beneficial Ownership as of November 25, 2005
	Number of Preferred Shares	Percentage of Class	Number of Common Shares	Percentage of Class
Preferred Stock and Common Stock:
Donald J. McNamara (2)(3) c/o Franklin Covey Co. 2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331	1,743,204	92.0%	7,249,138	27.2%
Knowledge Capital Investment Group (1)(2) 3232 McKinney Ave, Dallas, Texas 75204	1,743,204	92.0%	6,928,404	26.0%
Robert A. Whitman (8)(10) c/o Franklin Covey Co. 2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331			2,329,210	10.4%
Dennis R. Webb (3)(4)(8) 2626 Hillsden Drive Holladay, Utah 84117			1,164,212	5.6%
Dimensional Fund Advisors, Inc. (5) 1299 Ocean Avenue Santa Monica, California 90401			1,178,350	5.9%
Stephen R. Covey (3) c/o Franklin Covey Co. 2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331			1,052,384	5.1%
Val J. Christensen (6)(9)			395,806	1.9%
Joel C. Peterson			198,549	*	%
Robert W. Bennett, Jr. (6)(9)			128,811	*	%
Sarah Merz (9)			104,373	*	%
Stephen D. Young (6)(9)			104,312	*	%
Dennis G. Heiner			104,257	*	%
Robert H. Daines (7)			40,632	*	%
E. Kay Stepp			29,409	*	%
Clayton Christensen			25,957	*	%
E. J. “Jake” Garn			15,957	*	%
All directors and executive officers as a group (15 persons)	1,743,204	92.0%	11,778,795	40.1%
* Less than 1%.

(1)
Each share of Series A Preferred Stock is entitled to two votes for each whole share on all matters in which the Series A Preferred Stock and Common stock vote as a single class. As a result, in addition to the shares of Common Stock listed in the beneficial ownership table, Knowledge Capital’s ownership of its Series A Preferred Stock entitles it to 3,486,408 votes on matters in which the Series A Preferred Stock and Common Stock vote as a single class.

(2)	The Common Stock shares indicated for Knowledge Capital include 5,913,402 warrants. The warrants are exercisable into a share of Common Stock at $8.00 each.
(3)
Mr. McNamara, who is a director of the Company, is a principal of The Hampstead Group, the private investment firm that sponsors Knowledge Capital, and therefore may be deemed the beneficial owner of the Common Stock and the Series A Preferred Stock and the warrants of Common Stock held by Knowledge Capital. Mr. McNamara disclaims beneficial ownership of the Common Stock and the Series A Preferred Stock held by Knowledge Capital.

(4)
The share amounts indicated for Dennis R. Webb, by Dennis R. Webb as trustee of The Lighthouse Foundation with respect to 58,000 shares; those indicated for Stephen R. Covey by SRSMC Properties LLC with respect to 40,000 shares; those indicated for Stephen R. Covey by SANSTEP Properties, L.C. with respect to 1,012,384 shares; and those indicated by Donald J. McNamara by the Donald J. and Joan P. McNamara Foundation with respect to 23,000 shares. Mr. Webb and Mr. McNamara are the respective trustees of their foundations, having sole voting and dispositive control of all shares held by the respective foundations, and may be deemed to have beneficial ownership of such shares. Mr. Covey, as co-manager of SRSMC Properties LLC and SANSTEP Properties, L.C., has shared voting and dispositive control over the shares held by those entities and may be deemed to have beneficial ownership of such shares.

(5)	Of the share amount indicated as beneficially owned by Dennis R. Webb, 18,000 shares are subject to options granted to other key employees of the Company.
(6)	Dimensional Fund Advisors’ information is provided as of September 30, 2004, the filing of its last 13F report.
(7)
The share amounts indicated include shares subject to options currently exercisable held by the following persons in the following amounts: Robert W. Bennett, Jr., 50,000 shares; Val J. Christensen, 90,300 shares; Sarah Merz, 25,000 shares; Stephen D. Young, 35,000 shares; Robert A. Whitman, 1,602,000 shares and all executive officers and directors as a group, 1,712,000 shares.

(8)	The share amounts indicated for Robert H. Daines include 5,000 shares owned by Tahoe Investments, L.L.C., of which Mr. Daines is a member.
(9)
The share amounts indicated include Restricted Stock Awards currently not vested held by the following persons in the following amounts: Robert W. Bennett, Jr., 26,250 shares; Sarah Merz, 26,250 shares; Robert A. Whitman, 112,500 shares; Stephen D. Young, 23,625 shares; and all officers and directors as a group, 188,625 shares.

(10)	The table reflects Mr. Whitman’s holdings as of the Record Date and does not reflect additional shares and options that are discussed under the section “Employment Agreement” of this Proxy Statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10 percent of the Common Stock, to file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in ownership of the Common Stock and other securities which are derivative of the Common Stock. Executive officers, directors and holders of more than 10 percent of the Common Stock are required by Commission regulations to furnish the Company with copies of all such reports they file. Based upon a review of the copies of such forms received by the Company and information furnished by the persons named above, the Company believes that all reports were filed on a timely basis except for Form 4 reports in conjunction with a restricted share award to Joel C. Peterson, a director, of 11,957 shares, Clayton Christensen, a director, of 11,957 shares, Robert H. Daines, a director, of 16,305 shares, Dennis G. Heiner, a director, of 11,957 shares, E. Kay Stepp, a director, of 11,957 shares that were due on April 5, 2005, but not filed until April 8, 2005; and a Form 4 report in conjunction with a restricted share award to E. J. “Jake” Garn, a director, of 11,957 shares that was due on April 5, 2005, but not filed until April 13, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the merger between the Company and Covey completed in June 1997, Stephen R. Covey, who is Vice Chairman of the Board of Directors, entered into a Speaker Services Agreement with the Company pursuant to which Dr. Covey receives 80 percent of the proceeds from personal speaking engagements, which resulted in a payment of $3.3 million to Dr. Covey for the fiscal year ended August 31, 2005.

Also in connection with the above referenced transaction, the Company succeeded to a 12-year lease agreement originally entered into by Covey expiring in 2009 on two office buildings (the “Property”) located in Provo, Utah. The buildings were leased from entities (collectively, the “Landlord”) in which Dr. Covey has a 35 percent interest. Lease rentals paid in fiscal 2005 were $0.5 million. During fiscal 2005 we exercised an option, available under our master lease agreement, to purchase, and simultaneously sell, the office facility to the current tenant, an unrelated party. Based on the continuing negative cash flow associated with these buildings, and other factors, we determined that it was in our best interest to exercise the option and sell the property. The negotiated purchase price with the landlord was $14.0 million and the tenant agreed to purchase the property for $12.5 million. These prices were within the range of estimated fair values of the buildings as determined by an independent appraisal obtained by the Company. Following completion of this sale, we had no further obligations to the related partnerships.

Donald J. McNamara, a director of the Company as a designee of Knowledge Capital pursuant to its contract rights, is a principal of The Hampstead Group, the private investment firm that sponsors Knowledge Capital, the holder of 92 percent of the Company’s outstanding Series A Preferred Stock, and of Hampstead Interests, LP, a Texas limited partnership. On June 2, 1999, the Company and Hampstead Interests, LP entered into a Monitoring Agreement that provides for payment of a monitoring fee of $0.1 million per quarter to Hampstead Interests, LP for assisting the Company in strategic planning, including acquisitions, divestitures, new development and financing matters. The agreement continues so long as Knowledge Capital owns more than 50 percent of the original shares of Series A Preferred Stock (or Common Stock equivalents) issued. In conjunction with the recapitalization, the monitoring fee will be reduced by redemptions made of the outstanding preferred stock. The Company paid $0.4 million to Hampstead Interests, LP during the fiscal year ended August 31, 2005, pursuant to the Monitoring Agreement.

Robert A. Whitman, Chairman of the Board, President and Chief Executive Officer of the Company, beneficially owns a partnership interest of Knowledge Capital.

Each transaction described above was entered into pursuant to arm’s length negotiations with the party involved and was approved by disinterested majorities of the Board of Directors or the Compensation Committee of the Board.

TO RATIFY THE FIFTH AMENDMENT TO THE FRANKLIN COVEY CO. AMENDED AND RESTATED 1992 STOCK INCENTIVE PLAN, INCREASING THE MAXIMUM NUMBER OF SHARES THAT MAY BE AWARDED THEREUNDER FROM 6,000,000 TO 7,000,000, PERMITTING THE GRANT OF PERFORMANCE SHARES AND ESTABLISHING PERFORMANCE GOALS FOR THOSE PERFORMANCE SHARES, AND MAKING CERTAIN OTHER CHANGES.

Background

The Company's Franklin Covey Co. Amended and Restated 1992 Stock Incentive Plan (the "Plan") was originally adopted by the Board of Directors on March 30, 1992 and approved by the Company's shareholders on March 31, 1992. The Plan was subsequently amended in 1993 to increase the number of shares of Common Stock that could be awarded under the Plan from 1,000,000 to 5,000,000, in 1997 to reflect a change in the Company's name, in 1999 to further increase the number of shares that could be awarded to 6,000,000, and in 2000 to extend the term during which incentive stock options can be issued until January 8, 2010.

On November 11, 2005, the Board of Directors of the Company adopted the Fifth Amendment to the Plan (the "Amendment") in the form attached at Appendix A to this Proxy Statement subject to shareholder approval. If approved by the shareholders, the Amendment will increase from 6,000,000 to 7,000,000 the number of shares of Common Stock that may be issued under the Plan and make certain other changes as discussed in "DESCRIPTION OF AMENDMENT" below.

Shareholders are being asked to approve the Amendment to ensure that future incentive stock options issued under the Plan continue to qualify for favorable tax treatment to optionees under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Shareholder approval is also requested to ensure that certain awards made under the Plan qualify as performance-based compensation for purposes of Section 162(m) of the Code and to satisfy the shareholder approval requirements of the New York Stock Exchange relating to equity compensation of Company officers. If the shareholders do not approve the Amendment at the Annual Meeting, the Amendment will be of no effect and the Plan will revert to its pre-Amendment terms.

General Description of the Plan

Purpose and Administration. The Plan is intended to promote the long-term success of the Company and increase shareholder value by encouraging key employees to focus on long-range objectives, attracting and retaining key employees, and aligning the interest of key employees directly to shareholder interests through increased stock ownership. The Compensation Committee of the Board of Directors (the "Committee") administers the Plan. The Committee selects the employees who are to receive awards under the Plan, determines the type, amount, vesting requirements and other conditions of such awards, interprets the Plan, approves agreements setting forth the terms of such awards (each, an "Award Agreement") and makes all other decisions relating to the operation of the Plan.

Types of Awards. The Plan permits the Company to issue incentive stock options as defined in Section 422 of the Code ("ISOs") and nonqualified stock options which are not governed by Section 422 of the Code ("Nonqualified Options") to acquire shares of Common Stock (collectively "Options"). The Plan also permits the issuance of stock appreciation rights in connection with Options ("SARs"), restricted shares of Common Stock and stock units payable in or by reference to a designated number of shares of Common Stock. The Amendment will add Performance Shares to the list of awards permitted under the Plan, if approved by the shareholders. The various types of share-based awards that may be issued under the Plan are referred to collectively as "Awards."

Eligible Employees. Awards may be granted only to employees of the Company and its subsidiaries that the Committee determines to be key employees. Members of the Committee are not eligible to participate in the Plan.

Plan Share Limitations. The maximum number of shares of Common Stock that currently may be issued under the Plan is 6,000,000. The Plan requires appropriate adjustments to the aggregate limit on the number of shares of Common Stock available under the Plan, as well as to outstanding Awards, to equitably offset the effect of any stock split or dividend of Common Stock, other materially dilutive dividend, consolidation of outstanding shares, recapitalization or similar occurrence. The proposed Amendment would increase the 6,000,000 share limit to 7,000,000 shares. The Amendment would also limit the number of shares underlying Awards granted to any one individual participant in any single calendar year. See "PROPOSED AMENDMENT - Individual Award Limits" below.

Options. Subject to the terms of the Plan, the Committee may cause the Company to grant ISOs and Nonqualified Options to such key employees as the Committee in its discretion determines. The Committee sets the exercise price of Options, restrictions upon the exercise and other Option terms in its sole discretion, except that the exercise price of any ISO cannot be less than the fair market value of the underlying shares of Common Stock as of the date of Option grant, and the exercise price of any Nonqualified Option cannot be less than the par value of the underlying Common Stock. The Committee also determines the time or times when each Option vests and becomes exercisable. The term of an ISO, however, may not be more than ten years from the date of grant. During the lifetime of the employee receiving the Option (the "Optionee"), the Option is exercisable only by the Optionee and is not assignable or transferable. The Committee may provide for the accelerated exercisability of an Option in the event of the death, disability or retirement of the Optionee or a "change in control" as defined in the Plan, and may provide for expiration of the Option prior to the end of its term in the event of the termination of the Optionee's employment. The exercise price of Options is payable upon exercise in cash or, in the discretion of the Committee, in shares of Common Stock or other forms.

SARs. In connection with the grant of any Option, the Committee may also grant a SAR related to that Option. Related SARs entitle the Optionee to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company an amount equal to the difference between the aggregate exercise price of the corresponding portion of the Option shares and the fair market value of those shares on the date of exercise. The Company will pay the amount owing upon exercise of a SAR in shares of Common Stock, cash, or any combination thereof, as the Committee determines. A SAR may be exercised only to the extent the related Option is exercisable.

Restricted Shares. The Committee may at any time cause the Company to award to key employees shares of Common Stock subject to vesting conditions ("Restricted Shares"). Restricted Shares vest, in full or in installments, upon satisfaction of the vesting conditions specified in the applicable Award Agreement. The Committee sets those vesting conditions, which may be based upon the recipient's service or performance, the Company's performance, or any other criteria the Committee may adopt. The Award Agreement may also provide for accelerated vesting of Restricted Stock in the event of the recipient's death, disability or retirement, or a "change in control" as defined in the Plan. A recipient of Restricted Shares is required to pay the Company, in cash, an amount equal to the par value of the Restricted Shares on grant. The holders of Restricted Shares have the same voting, dividend and other rights as the Company's other shareholders so long as the Restricted Shares remain outstanding.

Stock Units. The Committee may cause the Company to grant to participants contractual rights to receive in the future a designated number of shares of Common Stock upon satisfaction of specified vesting conditions (a "Stock Unit"). The Committee selects the vesting conditions for each Stock Unit, which may be based upon the recipient's service or performance, the Company's performance, or other criteria. Holders of Stock Units have no voting rights or other rights of a shareholder, but generally are entitled to receive "Dividend Equivalents" equal to the amount of cash dividends paid on the number of shares of Common Stock represented by the Stock Units while the Stock Units are outstanding. Stock Units are settled at upon vesting in cash, shares of Common Stock, or a combination thereof, as provided in the applicable Award Agreement. Under the Amendment, Stock Units may be granted in the form of performance shares as described below.

Right to Amend. The Board of Directors may, at any time and for any reason, amend or terminate the Plan. Any amendment, however, is be subject to the approval of the Company's shareholders to the extent required by applicable laws and the rules of any exchange on which the Common Shares are traded.

Federal Income Tax Consequences

Stock Options and SARs. Generally, an Optionee incurs no income tax liability, and the Company obtains no deduction, from the grant of Options or SARs. Upon the exercise of a Nonqualified Option or SAR, the Optionee has ordinary taxable wage income equal to the value of shares or amount of cash received, less any exercise price paid and the Company receives a corresponding deduction. In contrast, the holder of an ISO is not subject to regular federal income tax upon the exercise of the ISO (although alternative minimum taxes may apply), and the Company is not entitled to a tax deduction by reason of the ISO exercise. If, however, the Optionee disposes of the ISO shares within one year after ISO exercise or two years of ISO grant, the Optionee recognizes ordinary income, and the Company receives a corresponding deduction, equal to the lesser of (i) the excess of the value of the shares on the date of transfer to the Optionee over the ISO exercise price, or (ii) the excess of the amount realized on the disposition over the ISO exercise price.

Restricted Shares, Stock Units, and Performance Shares. Except as provided below, the recipient of Restricted Shares recognizes ordinary compensation income in the year that his or her Restricted Shares vest in an amount equal the value of the shares at that time, less any purchase price paid. A recipient may elect, however, to recognize income in the year he or she receives unvested Restricted Shares in an amount equal to the then fair market value of the shares, less any purchase price paid. In either case, the Company generally receives a matching deduction at the time the recipient is taxed. Upon payment by the Company of amounts owed by participants under vested Stock Units (including the issuance of shares upon vesting of Performance Shares), the holder recognizes ordinary compensation income in the amount of the fair market value of the shares of Common Stock or cash received and the Company is entitled to a corresponding deduction.

Section 162(m) Limitation. Notwithstanding the above rules, under Code Section 162(m), the Company cannot deduct any compensation in excess of $1,000,000 paid during any taxable year to its Chief Executive Officer or to any of its other four top executive officers whose annual compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 ("Reporting Persons"). This limit is referred to as the "Section 162 Limitation." The Section 162(m) Limitation does not apply, however, to certain "performance-based compensation" under plans that satisfy certain shareholder approval requirements.

Proposed Amendment

Subject to and contingent upon shareholder approval, the Amendment modifies the Plan as follows:

Increase in Maximum Share Limitation. The maximum number of shares of Common Stock reserved for issuance under the Plan will increase from 6,000,000 to 7,000,000. As of November 25, 2005, there were in aggregate of 913,489 Awards issued and outstanding and were in aggregate 835,765 authorized but unissued under the Plan of shares of Common Stock. The proposed additional shares, if approved by shareholders, will increase the aggregate number of shares authorized but unissued in the Plan to 1,835,765 shares of Common Stock. Additionally, under the Amendment, any shares of Common Stock surrendered by a participant or withheld by the Company to pay the exercise price or withholding taxes associated with the exercise or settlement of an Award may be used for additional Awards.

Individual Award Limits. The Amendment imposes the following additional limitations on Awards: (i) Options and SARs for no more than 250,000 shares of Common Stock may be granted to any one participant in a calendar year, (ii) no more than 250,000 Restricted Shares may be issued to any one participant in a calendar year; and (iii) no more than 250,000 shares of Common Stock may be issued to any one participant upon vesting of Stock Units, including Performance Shares, in any one calendar year. The above individual limitations are subject to adjustment to reflect changes in the Common Stock or corporate structure of the Company in the same manner as the Plan's overall maximum number of shares limitation is subject to adjustment. See "GENERAL DESCRIPTION OF THE INCENTIVE PLAN - Plan Share Limitations" above.

Performance Shares - General. The Amendment permits Stock Units to be granted in the form of Performance Shares to key employees of the Company and its consolidated subsidiaries. Performance Shares will provide the holder with the right to receive upon completion of specified performance periods of not less than 12 months a designated number of shares of Common Stock, with the precise number of shares to be issued based upon the extent to which the Company and its consolidated subsidiaries achieve pre-determined, Committee-designated target levels of performance during the applicable performance periods. Performance Shares are non-transferable (except upon death) and vest only upon achievement of performance goals established in advance by the Committee or, to the extent provided in the applicable Award Agreement, upon a "change in control" of the Company as defined in the Plan. The Committee may retain in the applicable Award Agreement the discretion to reduce, but not increase, the number of shares otherwise issuable under a Performance Share Award. A holder of Performance Shares must be employed by the Company at the end of the applicable performance period to receive any shares under the Award unless, to the extent provided in the applicable Award Agreement, he or she is no longer employed as a result of his or her death, permanent disability or retirement.

Performance Shares Issued To Reporting Persons. In the case of Performance Shares issued to Reporting Persons, the specific business criteria ("Performance Goals") upon which the number of shares to be issued will be based are: (i) the amount of Company's cumulative, consolidated income (or loss) from operations during a specified performance period of at least three years; and (ii) the Company's cumulative consolidated revenue growth during that performance period. For Performance Shares issued, the Committee must establish in writing the targeted levels of achievement under the above Performance Goals for the performance period in question not later than 90 days after the start of that performance period and the number of shares to be issued if that targeted level of performance is met. It will similarly establish the formula for determining the number of shares issuable under the Award based on levels of Performance Goal achievement above or below the targeted level, but within an acceptable minimum and maximum range. Before any payment is made under Performance Shares issued to a Reporting Person, the Committee must certify in writing that the applicable level of performance has been achieved.

Plan Benefits

The Company cannot now determine the exact number of Awards to be granted in the future to the persons named under "Executive Compensation - Summary Compensation Table," to all current executive officers as a group, or to all employees (including executive officers). During the fiscal year ended August 31, 2005, Awards in aggregate of 412,000 shares were granted to executive officers, and Awards in aggregate of 75,000 shares were granted to all other employees, including all officers who are not executive officers, as a group.

Additionally, effective November 11, 2005, the Committee awarded Performance Shares to Robert A. Whitman, Robert William Bennett, Jr., Sarah Merz and Stephen D. Young, contingent upon shareholder approval of the Amendment. The November 11, 2005 Performance Share Awards provide for the issuance of up to an aggregate of 294,530 shares of Common Stock if the Company achieves 200% of the targeted Performance Goals for the performance cycle ending August 31, 2008, with proportionately lesser numbers of shares issuable for performance below 200% of targeted levels. Those Performance Share awards will lapse and terminate without further liability to the Company if the shareholders do not approve the Amendment.

Recommendation

Following a review of the Awards made under the Plan to date and additional Awards which may be made under the Plan, the Board recommends that shareholders of the Company vote for approval of the Amendment. Approval of the Amendment requires that a quorum be present at the Annual Meeting and that the number of votes cast in favor of the Amendment at the Annual Meeting exceed the number of votes cast in opposition to the Amendment. If the Amendment is not approved by the shareholders of the Company, the Plan will continue in effect as amended prior to November 11, 2005.

Certain Interests of Directors

In considering the recommendation of the Board of Directors with respect to the Amendment, shareholders should be aware that some members of the Board of Directors have certain interests which may present them with conflicts of interest in connection with such proposal. Specifically, current directors who are employees of the Company are key employees eligible to participate in the Plan. The Board of Directors recognizes that adoption of the Amendment may benefit individual directors of the Company and their successors, but it believes that approval of the Amendment will strengthen the Company's ability to continue to attract, motivate and retain qualified employees, officers and directors and advance the interests of the Company and its shareholders by encouraging key employees to make significant contributions to the long-term success of the Company. The Board of Directors believes that the Amendment is in the best interests of the Company and its shareholders, and therefore unanimously recommends a vote FOR the proposal to approve the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE INCENTIVE PLAN.

TO RATIFY THE AMENDMENT TO THE FRANKLIN COVEY CO. 2004 NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN, CHANGING THE ANNUAL AWARD TO PARTICIPANTS TO A RESTRICTIVE STOCK AWARD OF 4,500 SHARES.

Background

On November 11, 2005, the Company’s Board of Directors adopted an amendment to the Franklin Covey Co. 2004 Non-Employee Directors’ Stock Incentive Plan (the “Amendment to the Directors’ Plan”), subject to the approval of the Company’s shareholders. A copy of the Amendment to the Directors’ Plan is attached as Appendix B to this Proxy Statement, and is incorporated by this reference.

The Amendment is intended to more closely align the interests of the participants in the Plan with those of the shareholders by changing the annual award to the grant of a restricted stock award for a fixed number of shares rather than a fixed dollar amount. Under the previous provisions of the Directors’ Plan, each non-employee director received an annual restricted share award with a value (based on the trading price of the Company’s common stock on the date of award) equal to $27,500. Additional supplemental awards could be made at the discretion of the Board of Directors. The amendment changes the annual restricted share grant to 4,500 shares, so that if the trading price of the Company’s common stock increases, the participants would benefit and if it decreases, the participants would receive an award with a smaller dollar value. The Board of Directors would retain the right to make supplemental awards to individual directors in the discretion of the Board. The Amendment also eliminates the limitation on the maximum dollar value of all awards made to an individual director under the Plan in any given year of $37,500.  Consequently, the dolar value of the annual award or any supplemental awards made during that year is no longer limited.  If the Amendment to the Directors’ Plan is not ratified by the shareholders, the annual award and supplemental awards will be calculated in accordance with the old provisions.

General Description of the Plan

The following description of the Directors’ Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan.

Purpose. The purpose of the Directors’ Plan is to provide a method whereby non-employee directors of the Company who are ineligible to participate in the Company’s Incentive Plan will have an opportunity to acquire a proprietary interest in the Company through the acquisition of shares of Common Stock. The Board of Directors believes that the Directors’ Plan is important because it provides incentives to present and future non-employee directors of the Company by allowing them to share in the growth of the Company.

Administration. The Compensation Committee of the Board of Directors will administer the Directors’ Plan. Except for actions specifically reserved to the full Board of Directors, the Compensation Committee has the authority to interpret and construe all provisions of the Directors’ Plan and to make decisions and determinations relating to the operation of the Directors’ Plan.

Duration. The Directors’ Plan will remain in effect until March 31, 2015 unless terminated earlier by the Board of Directors.

Dilution/Shares Subject to Directors’ Plan. The maximum number of shares of Common Stock that may be issued under the Directors’ Plan is 300,000 shares. Awards under the Directors’ Plan that are forfeited or expire, or are settled in cash, do not count against the plan limits. Shares issued under the Directors’ Plan may either be newly issued shares or treasury shares. In the event the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or a similar transaction, the maximum number of shares available for issuance under Directors’ Plan shall be proportionately adjusted.

Eligibility. Participation in the Directors’ Plan is limited to directors of the Company who are not employees of the Company or any of its subsidiaries. Such non-employee directors are ineligible to participate in the Company’s Incentive Plan. As of November 25, 2005, the Company had six non-employee directors who would be eligible to participate in the Directors’ Plan.

Types of Awards Under the Directors’ Plan. The Directors’ Plan permits the grant of different kinds of stock-based awards. The Directors Plan provides for certain fixed annual awards to non-employee directors (“Basic Annual Awards”) and discretionary additional awards as determined by the full Board of Directors (“Supplemental Grants”). The Company believes this flexibility is important because it allows the Company to adapt its equity compensation practices to changing business conditions. Subject to the specific limitations contained in the Directors’ Plan and the powers reserved to the full Board of Directors, the Compensation Committee generally has broad discretion to set the particular terms and conditions of individual awards.

The specific types of awards permitted by the Directors’ Plan, and some of the key limitations on those awards, are described below.

Restricted Stock. Restricted Stock is an award of shares of Common Stock subject to vesting over a restricted period specified in the award agreement evidencing the Restricted Stock. During the restricted period, the shares may not be transferred and are subject to forfeiture. Potential events of forfeiture include termination of service as a director prior to a stated vesting date or detrimental activity on the part of the holder. Regardless of the vesting schedule otherwise specified in the applicable award agreement evidencing a grant of Restricted Stock, the holder of Restricted Stock will automatically vest in such shares if he ceases to be director as a result of death or voluntary retirement from the Board of Directors at or after age 59 (“Retirement”), or upon a “Change in Control” as described below. The holder of Restricted Stock is treated as a registered shareholder with the right to receive dividends and vote the shares during the restricted period.

Restricted Stock has a minimum restricted period of three years, except in case of death, Retirement or a Change in Control.

Stock Options. Stock options give the holder the right to purchase shares of Common Stock at a specified exercise price during specified periods. Stock options are subject to the following limitations:

●
The exercise price per share may not be less than the fair market value per share of Common Stock on the date of grant. For this purpose, fair market value is the average of the reported high and low selling prices per share of Common Stock on the NYSE on the date of grant (or on the last trading day preceding the date of grant if the date of grant is not a trading day).

●	Options may not be exercised for a period of at least one year after the date of grant, except in the case of death, Retirement or a Change in Control.
●	The maximum term of an option is 10 years.
●	The exercise price may not be reduced after grant.
●
Except in the case of cessation of director status as a result of death or Retirement, to the extent vested, a stock option may only be exercised prior to the date that is six months after the holder ceases to be a director of the Company. Stock options held by holders whose status as a director ceases as a result of death or Retirement may be exercised up to five years after the date of death or Retirement, but in no event later than expiration of the initial 10-year term of such options.

Deferred Stock. Deferred stock is an award of shares of Common Stock to be delivered in one or more installments after expiration of specified vesting and deferral periods. During the deferral period prior to vesting, a holder of Deferred Stock may be paid cash amounts corresponding to dividends (“Dividend Equivalents”) that would have been paid had the shares been outstanding, but does not have voting or other shareholder rights.

Formula Grants. Subject to shareholder ratification, as of March 31 of each year, commencing March 31, 2006, the Company will automatically grant to each eligible non-employee director under the Directors’ Plan a formula grant consisting of 4,500 Restricted Shares. The prior provisions provided for an annual grant having a fair market value on the date of grant equal to $27,500, rounded up to the nearest whole share.

Supplemental Grants. The Company may award Supplemental Grants of Restricted Stock, Options and/or Deferred Stock to eligible non-employee directors at such times, and on such other terms and conditions as the Board of Directors determines.

Limitation on Value of Individual Grants. Subject to shareholder ratification, the value of all awards made to an individual director during any calendar year under the terms of the Directors’ Plan will no longer be limited.  Under the prior provisions, the value of the annual award and any supplemental award could not exceed $37,500 based on the trading price for the Company’s common stock as of the date of the award.

Accelerated Vesting on Changes in Control. All outstanding awards of Restricted Stock, Options and Deferred Stock under the Directors’ Plan will vest and become non-forfeitable upon a Change in Control with respect to the Company. A Change in Control includes a transaction or integrated series of transactions in which any person acquires beneficial ownership of 20 percent or more of the voting power of the Company’s outstanding securities. It also includes certain changes over a two-year period in the composition of the majority of Company’s Board of Directors made without the approval of three quarters of the incumbent Board.

Amendment and Termination. The Board of Directors may amend, suspend or terminate the Directors’ Plan or any portion thereof at any time; provided, however, that no amendment may be made without shareholder approval to the extent such amendment would cause increase the number of shares that may be issued under the plan or otherwise materially modify or extend the plan.

General Provisions. No stock options under the Directors’ Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant other than by will or the laws of descent and distribution. Stock Options under the Directors’ Plan will be exercisable during a participant’s lifetime only by the participant, his guardian or legal representative. Until vested and non-forfeitable, no Restricted Stock or rights with respect to Deferred Stock may be assigned, transferred, pledged or otherwise disposed of in any way by a participant other than by will or the laws of descent and distribution.

Determinable Benefits. Only non-executive directors are eligible to participate and will benefit from the Directors’ Plan. On each March 31, commencing March 31, 2006, each participant will receive a restricted stock award of, shares.  In addition, supplemental awards can be made to individual directors at the discretion of the Board.  The value of the annual award and any supplemental award is not determinable.

Federal Income Tax Consequences

The following tax discussion is a brief summary of the United States federal income tax law applicable to the Directors’ Plan. The discussion is intended solely for general information and omits certain information that does not apply generally to all participants in the Directors’ Plan.

Restricted Stock. Directors generally recognize as taxable income the fair market value of Restricted Stock on the date the restricted period ends; provided, however, that directors may instead elect under Section 83(b) of the Code to be taxed on the value of such Restricted Stock at the time granted. The Company is entitled to a corresponding tax deduction at the same time the value of the Restricted Stock is taxable compensation to the Director. Absent an election by a director to accelerate taxation of his Restricted Stock to the date of grant, dividends or dividend equivalents paid during the restricted period are taxable compensation to the director when paid and are deductible by the Corporation.

Stock Options. Stock options will be granted in the form of non-qualified stock options (“NQSOs”) only. Directors will not realize compensation income upon the grant of an NQSO. At the time of exercise of an NQSO, the holder will realize compensation income in the amount of the spread between the exercise price of the option and the fair market value of the underlying shares of Common Stock on the date of exercise. The Company will generally be entitled to a corresponding deduction at the time and equal to the amount of compensation income realized upon option exercise.

Deferred Stock. Directors generally recognize as taxable income the fair market value of Deferred Stock on the date the restricted period ends. The Company is entitled to a corresponding tax deduction at the same time the value of the Deferred Stock is taxable to the director. Dividend Equivalents paid during the restricted period are taxable compensation to the director when paid and are deductible by the Corporation.

Plan Benefits

Participation in the Directors’ Plan is limited to non-employee directors so that awards under the Plan will only benefit those directors.

Certain Interests of Directors

In considering the recommendation of the Board of Directors with respect to the Amendment, shareholders should be aware that all of the non-employee members of the Board of Directors have an interest in the Plan which presents them with a conflict of interest in connection with such proposal. Specifically, current directors who are not employees of the Company will receive annual and, potentially, supplemental awards under the Plan. The Board of Directors recognizes that adoption of the Amendment may benefit individual directors of the Company and their successors, but it believes that approval of the Amendment will more closely align the interests of the participants in the Plan and the shareholders. The Board of Directors believes that the Amendment is in the best interests of the Company and its shareholders, and therefore unanimously recommends a vote FOR the proposal to ratify the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE DIRECTORS’ PLAN.

TO APPROVE THE ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

General

On March 4, 2005, the Shareholders of the Company adopted the Amended and Restated Articles of Incorporation (the “Articles”), Section C.7(a) of which provides that the Company may, (i) during the time period commencing March 8, 2005 and ending March 8, 2006 (the “Initial Redemption Period”), redeem some or all of its Series A Preferred Shares (“Senior Preferred”) at 100% of the Liquidation Price, as defined therein, plus accrued and unpaid dividends to the date of payment (the aggregate payment being the “Redemption Price,” and the right to redeem during the Initial Period being the “Initial Redemption Right”), and (ii) commencing March 8, 2011, redeem some or all of the Senior Preferred at 101% of the Liquidation Price.

On July 5, 2005, the Company made the initial redemption of the Senior Preferred by redeeming $30 million of the then outstanding Senior Preferred. On November 11, 2005, the Company made its second partial redemption by redeeming $10 million of the then outstanding Senior Preferred.

On November 11, 2005, the Board of Directors of the Company adopted an amendment to Section C.7(a) of the Articles (the “Articles Amendment”), to become effective upon approval of the Company’s shareholders. A copy of the Articles Amendment is attached as Appendix C to this Proxy Statement and incorporated by reference into this Proxy Statement. The following description of the Articles Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof. The Board believes that it is in the best interests of the Company’s shareholders to adopt the Articles Amendment.

Purpose

The Company currently has the right under its Articles to redeem shares of Senior Preferred until March 8, 2006 (at 100% of the Senior Preferred Liquidation Price), after which it may not redeem Senior Preferred until March 8, 2011 (at which time the redemption price will be 101% of the Senior Preferred Liquidation Price). The Articles Amendment extends the time periods during which the Company may redeem Senior Preferred provided the Company meets the specified minimum redemption thresholds prior to the redemption deadlines. Because the Company’s redemption of Senior Preferred reduces the annual guaranteed Senior Preferred dividend (at ten percent of the Senior Preferred Liquidation Price), reduces the number of Senior Preferred shares outstanding, and, will reduce the quarterly monitoring fee on a pro-rata basis as Senior Preferred shares are redeemed, the Board believes it is in the best interests of the Company and its shareholders to extend the period of time during which the Company may redeem Senior Preferred.

Special Committee Consideration and Recommendation

A Special Committee of independent members of the Board of Directors (the “Special Committee”), unanimously determined that the Articles Amendment is in the best interests of the Company’s common shareholders and recommended that the Board of Directors approve the Articles Amendment. The Board of Directors, taking into account the findings and recommendation of the Special Committee and with members Robert A. Whitman and Donald J. McNamara abstaining because each has or has had a financial interest in Knowledge Capital as described in more detail under “Interests of Certain Persons in the Articles Amendment,” unanimously determined that the Articles Amendment is in the best interests of the Company’s common shareholders, approved the Articles Amendment and recommended that shareholders vote FOR approval of the Articles Amendment proposal.

Description of the Articles Amendment

Pursuant to the Articles Amendment, the Company will, in addition to retaining its Initial Redemption Right, have the right during the period beginning on March 8, 2006 and ending on December 31, 2006 (the “Second Redemption Period”) to redeem all or any portion of the then-outstanding Senior Preferred at 100% of the Redemption Price, provided it has redeemed during the Initial Redemption Period at least Ten Million Dollars ($10,000,000) worth of Senior Preferred (excluding any non pro-rata redemption by the Company of Senior Preferred pursuant to any separate agreement between the Company and a Senior Preferred holder (a “Contractual Redemption”)). Provided it has redeemed during the Initial Redemption Period and/or the Second Redemption Period at least Twenty Million Dollars ($20,000,000) worth of Senior Preferred, excluding any Contractual Redemptions, the Company shall have the right during the period beginning on December 31, 2006 and ending on December 31, 2007, to redeem all or any portion of the then-outstanding Senior Preferred at 100% of the Redemption Price. For a period of five years commencing on the last day of the latest of these three periods in which the Company has redeemed Senior Preferred, the Company will have no right to redeem Senior Preferred (the “Lock-Out Period”). Following the Lock-Out Period, the Company will have the ongoing right to redeem all or any portion of the remaining Senior Preferred at 101% of the Liquidation Price, plus accrued and unpaid dividends to the date of payment.

Required Shareholder Vote

Pursuant to the Utah Revised Business Corporation Act (the “URBCA”), Shareholder approval of the Articles Amendment requires the affirmative vote of:

●
a majority of the votes cast by holders of Common Stock and Series A Preferred Stock, voting together as a single class, provided that the total vote cast on the proposal represents over 50 percent in interest of all securities entitled to vote on the proposal;

●	a majority of the votes cast by holders of the Senior Preferred, voting together as a class; and
●
a majority of the votes cast by holders of Common Stock, excluding holders of Series A Preferred Stock, voting as a single class, provided that the total vote cast on the proposal represents over 50 percent in interest of all securities entitled to vote on the proposal.

As a result of its Common Stock and Series A Preferred Stock share ownership as of the Record Date:

●
Knowledge Capital is entitled to cast 4,501,410 votes for its shares of Series A Preferred Stock on an as-converted basis and its Common Stock holdings, which collectively are approximately 18 percent of the votes entitled to be cast by the holders of Common Stock and Series A Preferred Stock voting together and without regard to class;

●
Knowledge Capital is entitled to cast 1,015,002 votes for the shares of Common Stock it owns, excluding its shares of Series A Preferred Stock on an as-converted basis, which are approximately 5 percent of the votes entitled to be cast by the holders of Common Stock excluding all holders of Series A Preferred Stock; and

●
Knowledge Capital is entitled to cast 3,486,408 votes for the shares of Series A Preferred Stock it owns, which are approximately 92 percent of the votes entitled to be cast by holders of Series A Preferred Stock voting as a separate class, and, consequently, approval of the Articles Amendment proposal by holders of Series A Preferred Stock voting as a separate class is assured.

Pursuant to a Voting Agreement dated as of October 20, 2005 (the "Voting Agreement") between the Company and Knowledge Capital, Knowledge Capital has agreed to vote all shares of the Company's capital stock it owns, including shares of Common Stock and Series A Preferred Stock, in favor of the Articles Amendment. Knowledge Capital controls approximately (i) 94.8 percent of the Series A Preferred Stock, (ii) 27.6 percent of the total voting power of the Common Stock including the Common Stock voting power of all shares of Series A Preferred Stock and (iii) 4.9 percent of the Common Stock voting power excluding the Common Stock voting power of any shares of Series A Preferred Stock. As a result of Knowledge Capital's ownership, the approval of the Articles Amendment, required by the holders of the Series A Preferred Stock, voting as a single class, is assured.

If the shareholders approve the Articles Amendment proposal, the Board of Directors presently intends to effect the Articles Amendment by filing articles of restatement amending and restating its Articles of Incorporation with the Utah Department of Commerce, Division of Corporations and Commercial Code (the “Division of Corporations”). The articles of restatement are in the form attached hereto as Appendix C and are incorporated by reference into this Proxy Statement (the “Restated Articles”). The Restated Articles and will be effective upon the acceptance of their filing by the Division of Corporations.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE ARTICLES OF INCORPORATION.

TO APPROVE THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected the firm of KPMG to audit the financial statements of the Company for the fiscal year ending August 31, 2006, and is seeking the ratification of that choice by the shareholders of the Company. However, the Audit Committee is responsible for the selection and ongoing oversight of the auditors and has the authority to replace KPMG as the auditors for the 2006 fiscal year, if it deems it appropriate to do so. Any such change subsequent to the annual meeting will not be submitted to the shareholders for ratification. The Board of Directors anticipates that one or more representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The following table shows the fees paid or accrued by the Company for audit and other services provided by KPMG for fiscal years 2005 and 2004:

	Fiscal 2005	Fiscal 2004
Audit Fees (1)	$684,436	$373,606
Audit-Related Fees (2)	3,655	16,600
Tax Fees (3)	42,820	45,832
All Other Fees	-	-
	$730,911	$436,038

(1)
Audit Fees represent fees and expenses for professional services provided in connection with the audit of the Company’s financial statements found in the Annual Report on Form 10-K and reviews of the Company’s Quarterly Reports on Form 10-Q, procedures related to registration statements, and accounting consultations on actual transactions.

(2)	Audit-Related Fees primarily consisted of fees and expenses for the Company’s employee benefit plan audits, accounting consultation on proposed transactions.
(3)	Tax Fees consisted primarily of fees and expenses for services related to tax compliance, tax planning, and tax consulting.

The Audit Committee pre-approves all audit-related and non-audit services to be performed by the Company’s independent registered public accountants and subsequently reviews the actual fees and expenses paid to KPMG. All the audit-related and non-audit services provided by KPMG during fiscal 2005 and fiscal 2004 were pre-approved by the Audit Committee. The Audit Committee has determined that the fees paid to KPMG for non-audit services are compatible with maintaining KPMG’s independence as the Company’s independent registered public accountants.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accountants a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The Audit Committee discussed and reviewed with the independent registered public accountants all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered accountants’ work.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended August 31, 2005, and met with and discussed such financial statements with management and the independent registered public accountants.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of KPMG.

Date: November 12, 2005	E. J. “Jake” Garn, Chairperson Robert H. Daines Joel C. Peterson

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 2006.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the meeting. However, if any further business should properly come before the meeting, the persons named as proxies in the accompanying form of proxy will vote on such business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Proposals which shareholders intend to present at the annual meeting of shareholders to be held in calendar year 2006 must be received by the Company, at the Company’s executive offices (2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331) no later than August 11, 2006, provided that this date may be changed in the event that the date of the annual meeting of shareholders to be held in calendar year 2007 is changed by more than 30 days from the date of the annual meeting of shareholders to be held in calendar year 2006. Such proposals must also comply with the requirements as to form and substance established by the Commission if such proposals are to be included in the Company’s proxy statement and form of proxy.

Pursuant to rules adopted by the Commission, if a shareholder intends to propose any matter for a vote at the Company's annual meeting of shareholders to be held in calendar year 2007 but fails to notify the Company of that intention prior to October 25, 2006, then a proxy solicited by the Board of Directors may be voted on that matter in the discretion of the proxy holder, provided that this date may be changed in the event that the date of the annual meeting of shareholders to be held in calendar year 2007 is changed by more than 30 days from the date of the annual meeting of shareholders to be held in calendar year 2006.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this Proxy Statement and the documents we incorporate by reference is forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future and cause them to be different from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, uncertainties related to the Company’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of materials and inventories, technological developments, and changes in the competitive environment in which the Company operates.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference room, 450 Fifth Street, Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows the Company to incorporate by reference the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. The Proxy Statement incorporates by reference the following information from the Annual Report on Form 10-K, filed with the SEC on November 29, 2005, for the fiscal year ended August 31, 2005: Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 7A, Quantitative and Qualitative Disclosures About Market Risk; and Part III, Item 8, Financial Statements and Supplemental Data.

The Company will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company’s 2005 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Franklin Covey Co., Investor Relations Department, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119—2331, Attn: Mr. Richard Putnam.

You should rely only on the information contained in or incorporated by reference in this Proxy Statement. The Company has not authorized anyone to provide you with information different from that contained in or incorporated by reference in this Proxy Statement. The information contained in this Proxy Statement is accurate only as of the date of this Proxy Statement, regardless of the time of delivery of this Proxy Statement. Any statement contained in the documents incorporated by reference will be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in a subsequently dated document incorporated by reference or in this Proxy Statement modifies or supersedes the statement.

Appendix A

FIFTH AMENDMENT TO THE
FRANKLIN COVEY CO. AMENDED AND RESTATED
1992 STOCK INCENTIVE PLAN

1. Section 2.2 of the Plan is hereby amended to add the following sentence at the end thereof:

Additionally, a member of the Board shall be “disinterested” only if he or she is an “outside director” within the meaning of section 162(m) of the Code.
2.  Article 3 of the Plan is hereby amended to read in its entirety as follows:
ARTICLE 3. LIMITATION ON AWARDS

3.1 Available Common Shares. The aggregate maximum number of
Common Shares issued pursuant to Restricted Shares, Stock Units (including
Performance Shares) and Options awarded under the Plan shall not exceed 7,000,000. Within this overall limitation, the following additional limitations shall apply:

(a) No more than 7,000,000 Common Shares may be issued under ISOs;

(b) No more than 250,000 Common Shares may be granted under Options or SARs to any one Participant in any one Award Year;

(c) No more than 250,000 Restricted Shares may be awarded under the Plan to any one Participant in any one Award Year; and

(d) No more than 250,000 Common Shares may be issued pursuant to Stock, Units, including Performance Shares, to any one Participant in any one Award Year.

(e) No more than 1,400,000 Common Shares may be issued under this Plan pursuant to Stock, Units, including Performance Shares.

3.2 Adjustments. To the extent an Award under this Plan is settled in cash, expires, or is forfeited or cancelled, then except as provided below, Common Shares subject to the Award will not be considered to have been issued and will not be applied against the maximum number of Common Shares available for future issuance under the Plan. If, however, Options are surrendered upon the exercise of related SARs, then the Common Shares underlying such Options shall not be restored to the pool available for future Awards. Any dividend equivalents distributed under the Plan shall not be applied against the number of Common Shares available for future Awards, whether or not such dividend equivalents are converted into Stock Units. Shares surrendered to or withheld by the Company in payment of the exercise price or applicable withholding taxes upon exercise or settlement of an Award shall not be restored to the pool available for future Awards. The limitations of this Article 3 shall be subject to adjustment pursuant to Article 10.

3.3 Source of Common Shares. Any Common Shares issued pursuant to the Plan may be authorized but unissued Common Shares or treasury Common Shares.

3. Section 8.1 of the Plan is amended to read in its entirety as follows:

8.1 Time, Amount, and Form of Awards. The Board may grant
Restricted Shares or Stock Units with respect to an Award Year during such Award Year or at any time thereafter. The Board may also grant Stock Units in the form of Performance Shares as described in Section 8.7 below. The amount of each Award of Restricted Shares, Stock Units, or Performance Shares shall be determined by the Board.

4. Article 8 of the Plan is hereby amended to add a new Section 8.7 to read in its entirety as follows:

8.7 Performance Shares.

(a) Subject to the other terms of this Plan, the Company may grant Performance Shares to selected Participants upon such terms and conditions as the Board determines, including: the applicable performance periods and performance criteria; maximum, minimum and target settlement values, if applicable; and whether or not the Participant has the right to vote the Performance Shares or receive dividends or dividend equivalency amounts on the Performance Shares. However, the performance period for Performance Shares granted under this Section 8.7 may not be less than 12 months. The Committee will determine the extent to which performance criteria related to Performance Shares have been achieved within the applicable performance periods and certify such determination in writing to the extent required to comply with section 162(m) of the Code.

(b) Performance Shares granted to the Company’s Chief Executive Officer, the other four most highly compensated officers, and any other person with respect to whom the deduction limits of section 162(m) of the Code apply as of the end of each taxable year of the Company will be subject to the following additional terms:

(i) The applicable performance period shall not be less than three years; and

(ii) The number of Common Shares issuable in connection with the Award shall be based upon the degree to which the Company attains Board-designated levels of performance during the applicable performance period with respect to the following performance criteria (“Performance Criteria”): (x) the performance period aggregate income (loss) from operations of the Company and its consolidated subsidiaries, and (y) the performance period aggregate revenue growth of the Company and its consolidated subsidiaries. In no event shall the maximum number of Common Shares issued to any individual Participant under any Performance Share Award exceed 250,000 Common Shares (subject to adjustment under Article 10 below) in any one Award Year.

(c) In connection with each Award of Performance Shares, the Board shall determine the targeted levels of revenue growth and cumulative operating income which the Company must achieve in order for the Participant to obtain a designated minimum number Common Shares under the Award, the targeted number Common Shares under the Award, and the maximum number Common Shares under the Award, which maximum shall not exceed 200% of the targeted Award level and which minimum shall not be less than 30% of the targeted Award level. A Participant shall receive no Common Shares under an Award if the Company does not achieve the targeted levels of revenue growth and cumulative operating income necessary to achieve 30% of the targeted Award level. All such Performance Criteria shall be established in writing by the Board not later than 90 days after commencement of the applicable performance period.

(d) Notwithstanding satisfaction at the time of vesting of an Award, if specified in the applicable Award agreement, the number of Common Shares or other benefits granted and/or vested under an Award on account of satisfaction of such Performance Criteria may be reduced by the Board on the basis of such further considerations, including but not limited to any extraordinary non-recurring events and items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, as the Board in its sole discretion shall determine.

(e) Except as otherwise provided in this Section 8.7, Performance Shares shall be treated as Stock Units for all other purposes under the Plan unless the context clearly requires otherwise.

(f) The Board may make the vesting of any Award of Performance Shares, and the delivery of Common Shares thereunder, contingent upon shareholder approval of the applicable Performance Criteria and goals to the extent the Board determines such shareholder approval necessary to comply with section 162(m) of the Code.

5. Section 15.1 of the Plan is hereby amended as follows:

15.1 Term of the Plan. The Plan, as set forth herein, became effective on  March 30, 1992. The Plan shall remain in effect until it is terminated under Section  15.2, except that no ISOs shall be granted after November 11, 2015.

6. Article 16 of the Plan is hereby amended as follows:

(a) In Section 16.1, the definition of “Award” is hereby amended to  include as a type of Award “Performance Shares.”

(b) In Section 16.23, the definition of “Stock Unit” is amended to add the  following sentence at the end thereof: “’Stock Unit’ includes a Performance  Share.”

(c) The definition of “Performance Shares” is hereby added to read as follows: “Performance Share” means a Stock Unit under which the recipient is entitled to receive a Common Share at a subsequent date, subject to the attainment of specified Performance Criteria.

7. Except as provided above, the Plan is ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to the Franklin Covey Co. Amended and Restated 1992 Stock Incentive Plan to be executed by its duly authorized officer as of the date first written above.

FRANKLIN COVEY CO.

By: ____________________________________
Name Title

Appendix B

The following amendment was voted on and approved by the Board of Directors on November 11, 2005 at its regularly scheduled Board meeting:

FIRST AMENDMENT TO FRANKLIN COVEY
2004 NON-EMPLOYEE DIRECTORS’
STOCK INCENTIVE PLAN

Section 5.03 of the Franklin Covey 2004 Non-employee Directors' Stock Incentive Plan is hereby eliminated in its entirety.

Section 13 of the Franklin Covey 2004 Non-employee Directors’ Stock Incentive Plan is hereby amended by deleting Section 13 in its entirety and substituting the following in place thereof:

13.	Annual Grant of Restricted Stock. The Company will award to each Eligible Director on March 31 of each year 4,500 Restricted Shares.

Appendix C

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FRANKLIN COVEY

The Amended and Restated Articles of Incorporation of Franklin Covey Co., dated March 4, 2005, are hereby amended by deleting Section C.7 (a) in its entirety and substituting the following in place thereof:

Section C.7

(a) Redemption Right. The shares of Senior Preferred will not be redeemable, except as otherwise agreed between the Company and any holder or holders of Senior Preferred and except that:

(i) during the period beginning on March 8, 2005 and ending on March 8, 2006 (the “Initial Redemption Period”), the Company may, upon 15 business days prior notice to the holders of Senior Preferred, redeem all or any portion of the then-outstanding Senior Preferred at 100% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment; and

(ii) provided it has redeemed during the period from July 15, 2005 through the end of the Initial Redemption Period 400,000 shares of Senior Preferred Stock , the Company shall have the right during the period beginning on March 9, 2006 and ending on December 31, 2006 (the “Second Redemption Period”), upon 15 business days prior notice to the holders of Senior Preferred, to redeem all or any portion of the then-outstanding Senior Preferred at 100% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment; and

(iii) provided the Company has redeemed during the period beginning on July 15, 2005 through the end of the Second Redemption Period 800,000 shares of Senior Preferred Stock, the Company shall have the right during the period beginning on January 1, 2007 and ending on December 31, 2007 (the “Third Redemption Period,” each of the Initial Redemption Period, the Second Redemption Period and the Third Redemption Period being called a “Redemption Period”), upon 15 business days prior notice to the holders of Senior Preferred, to redeem all or any portion of the then-outstanding Senior Preferred at 100% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment; and

(iv) beginning on the fifth anniversary of the expiration of the last Redemption Period, during which the Company shall have the right to redeem Senior Preferred Stock based on the Company’s redemption of Senior Preferred pursuant to subparts (i) through (iii) of this Section 7(a), the Company may, upon 15 business days prior notice to the holders of Senior Preferred, redeem all or any portion of the then-outstanding Senior Preferred at 101% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment.

Any partial redemption effected pursuant to this Section 7 shall be made on a pro-rata basis among the holders of Senior Preferred in proportion to the shares of Senior Preferred then held by them. Notwithstanding anything to the contrary, the mandatory conversion of shares of Series A Preferred into shares of Series B Preferred pursuant to Section 8 hereof may occur at any time during the notice periods set forth in clauses (i) through (iv) of this Section 7(a).

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

FRANKLIN COVEY CO.

The undersigned hereby appoints Richard R. Putnam _________ proxies, with full power of substitution, to vote, as designated below, all shares of Common Stock and Series A Preferred Stock of Franklin Covey Co. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company ("Annual Meeting") to be held at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331, on January 20, 2006, at 8:30 a.m., local time, or any adjournment(s) thereof. This proxy is solicited on behalf of the Board of Directors of the Company. If no instructions are specified, this proxy will be voted "FOR" all proposals in accordance with the recommendation of the board of directors.

1. Election of three directors of the Company, each to serve a term of three years expiring at the annual meeting of shareholders of the Company to be held following the end of fiscal year 2008 and until their respective successors shall be duly elected and shall qualify;

FOR	□ all nominees
WITHHOLD AUTHORITY	□ all nominees
FOR	□ all nominees, except WITHHOLD AUTHORITY for the nominee(s) whose names are lines out below:
Nominees: Stephen R. Covey, Robert H. Daines and Dennis G. Heiner

2. Proposal to ratify the amendment of the Franklin Covey Co. 1992 Stock Incentive Plan and increase the maximum number of shares that can be awarded from 6,000,000 to 7,000,000;

FOR ☐	AGAINST ☐	WITHOUT AUTHORITY ☐

3. Proposal to ratify the amendment to the Franklin Covey Co. 2004 Non-Employee Directors’ Stock Incentive Plan to change the amount of the annual award to participants from a fixed dollar amount to a fixed share amount;

FOR ☐	AGAINST ☐	WITHOUT AUTHORITY ☐

4. Proposal to amend the Articles of Incorporation to extend the term in which the Company may redeem outstanding Series A and Series B Preferred Stock from March 8, 2006 to December 31, 2007;

FOR ☐	AGAINST ☐	WITHOUT AUTHORITY ☐

5. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending August 31, 2006;

FOR ☐	AGAINST ☐	WITHOUT AUTHORITY ☐

6. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

FOR ☐	AGAINST ☐	WITHOUT AUTHORITY ☐

The Board of Directors unanimously recommends that the shareholders vote "FOR" all proposals. To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any proposal or to abstain from voting on any proposal, check the appropriate box above.

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY TO:	Dated:

Richard Putnam Franklin Covey Co. 2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331		Signature
Signature (if held jointly